Exhibit 15.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statement No. 333-229716 on Form S-8 and No. 333-229715 on Form F-3 of our report dated March 31, 2020, relating to the financial statements of Foresight Autonomous Holdings Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar & Co.
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 31, 2020